Bob Evans Farms, Inc. Corporate Structure

Revision Date: 01/01/09


Parent/Public Company:
Bob Evans Farms, Inc., a Delaware corporation
owns 100% of
owns 100% of
Holding Companies:
Mimi's Cafe, LLC, a Delaware limited liability company
Bob Evans Farms, Inc., an Ohio corporation
owns 100% of
owns 100% of
Operating Subsidiaries:
SWH Corporation, a California corporation
Owens Foods, Inc., a Texas corporation
BEF Aviation Co., Inc., an Ohio corporation
Bob Evans Restaurants of Michigan, LLC a Delaware limited liability company
Bob Evans Transportation Company, LLC, an Ohio limited liability company
owns 100% of
owns 100% of
owns 100% of
owns 100% of
owns 100% voting stock of
Mimi's Cafe of Rogers, Inc., an Arkansas non-profit mutual benefit corporation
Mimi's Cafe Kansas, Inc., a Kansas corporation
SWH Too, LLC, a Delaware limited liability company
SWH Texas, Inc., a Delaware corporation
SWH Oklahoma, Inc., an Oklahoma corporation
SWH Howard Maryland, Inc., a Maryland corporation
SWH Charles Maryland, Inc., a Maryland corporation
owns 100% of
SWH Liquor Company, a Texas corporation